                                    FORM 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported: May 26, 2005


                       NEW YORK REGIONAL RAIL CORPORATION
             (Exact name of Registrant as specified in its charter)


          Delaware                        000-28583             13-3081571
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission            (IRS Employer
incorporation or organization)          File Number)         Identification No.)

             4302 First Avenue, Brooklyn, New York        11232
            ----------------------------------------    ----------
            (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (718) 788-3690
                                                           -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-14(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 26, 2005 the Board of Directors of New York Regional Rail Corporation (the Company") terminated Mr. Joel Marcus as Chief Financial Officer. The termination followed Mr. Marcus's prior advice to the Company of his intention to resign, citing personal reasons.

On March 26, 2005 Robert J. Glair was elected by the Board of Directors as the Chief Financial Officer of the Company. Mr. Glair is a Certified Public Accountant and is affiliated with the accounting firm of Miller, McNeish and Breedlove in Charlotte, North Carolina. From May 2003 to December 2004, when he joined Miller, McNeish and Breedlove, Mr. Glair was Chief Financial Officer for MLP Plumbing & Mechanical, Inc., a privately held $12,000,000 annual revenue general and mechanical contractor located in Cheektowaga, New York. From January 1996 to May 2003, Mr. Glair was a partner in the public accounting firm Nowicki and Company, LLP located in Buffalo, New York. The firm specializes in auditing, accounting and related services for small to mid size entities, litigation support services, peer reviews and tax, income and estate planning. Mr. Glair has been actively involved in various small business consulting projects, including financing, structure, succession planning, mergers and acquisitions, long-range planning and business valuations.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      May 27, 2005                     NEW YORK REGIONAL RAIL CORPORATION


                                             By:  /s/  Donald B. Hutton
                                                  -------------------------
                                             Name:  Donald B. Hutton
                                             Title: Chief Executive Officer